                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CLINTRIALS RESEARCH INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                            62-1406017
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                              11000 Weston Parkway
                           Cary, North Carolina 27513
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       ClinTrials Research Inc. 1999 Long-Term Incentive Compensation Plan
                               (Full Name of Plan)

                         Jerry R. Mitchell, M.D., Ph.D.
          Chairman of the Board, President and Chief Executive Officer
                            ClinTrials Research Inc.
                              11000 Weston Parkway
                           Cary, North Carolina 27513
                     (Name and Address of Agent for Service)

                                 (919) 460-9005
          (Telephone number, including area code for agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed             Proposed Maximum        Amount of
Title of Securities               Amount to be        Maximum Offering       Aggregate Offering      Registration
to be Registered                  Registered(1)       Price Per Share(2)           Price                 Fee
----------------                  -------------       ------------------           -----                 ---

Common Stock, $0.01 Par Value    1,500,000 Shares           $3.719               $5,578,500           $1,472.73

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the Plan.

(2) Pursuant to Rule 457, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for the Common Stock on the NASDAQ National Market System on December 6, 1999.


        The Index to Exhibits appears on sequentially numbered page II-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

              The documents listed below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by ClinTrials Research Inc. (the "Company," the "Registrant" or "ClinTrials") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

              (a) The Company's Annual Report on Form 10-K pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1998 filed with Securities and Exchange Commission (the "SEC") on February 19, 1999;

              (b) The Company's Quarterly Report on Form 10-Q pursuant to the Exchange Act of 1934 for the quarterly period ending March 31, 1999 as filed with the SEC on April 29, 1999;

              (c) The Company's Quarterly Report on Form 10-Q pursuant to the Exchange Act of 1934 for the quarterly period ending June 30, 1999 as filed with the SEC on August 5, 1999;

              (d) The Company's Quarterly Report on Form 10-Q pursuant to the Exchange Act of 1934 for the quarterly period ending September 30, 1999 as filed with the SEC on November 2, 1999;

              (e) The description of the Company's shares of Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act of 1934, effective November 22, 1993.

ITEM 4. DESCRIPTION OF SECURITIES

              Not applicable.


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
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not applicable.

ITEM 6. INDEMNIFICATION.

              The Company's Restated Certificate of Incorporation, as amended to date, provides for indemnification of directors and officers to the fullest extent permitted by the Delaware Law. Specifically, no director of the Company will be personally liable for any expense, liability or loss arising from any alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer.

              Section 145 of the General Corporation Law of the state of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers, directors, employees or agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred.

              Under its Restated Certificate of Incorporation and in accordance with Section 145 of the Delaware Law, the company will indemnify any person who was or is a party to or is threatened to be made a party to, or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving (during his or her tenure as director and/or officer) at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding.


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
              The Restated Certificate of Incorporation of the Company provides that the Company will pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of the final disposition, provided that, if the Delaware Law (or other applicable law) so requires, such person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. The Company's Restated Certificate of Incorporation also provides that the company may, in its sole discretion, indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers.

              In addition, the Restated Certificate of Incorporation of the Company provides that the company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of the Delaware Law.

              The Company has entered into indemnification agreements with each of its directors. Each such Indemnification Agreement provides for indemnification to the fullest extent permitted by Delaware Law and additionally permits advancement of expenses to such director. If it is later determined that the director is not entitled to indemnification, the director agrees to reimburse the Company for such expenses.

              Each Indemnification Agreement further provides that in the event of a change in control of the company, the determination of the director's rights to indemnification and the director's standard of conduct, as well as the evaluation of the reasonableness of amounts claimed by the director, may be made by a special, independent counsel who is retained by the director and approved by the Company (such approval not to be unreasonably withheld) and who has not otherwise performed services for the director or the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.

ITEM 8. EXHIBITS.

              The Exhibits to this Registration Statement are listed in the Index to Exhibits on Page II-8 of this Registration Statement, which Index is incorporated herein by reference.


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
ITEM 9. UNDERTAKINGS.

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to partners, directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a partner, director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such partner, director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on December 9, 1999.


                                    CLINTRIALS RESEARCH INC.

                                    By:    /s/ Jerry R. Mitchell, M.D., Ph.D.
                                    Name:  Jerry R. Mitchell, M.D., Ph.D.
                                    Title: President of ClinTrials Research Inc.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


               SIGNATURE                                Title                                    Date
               ---------                                -----                                    ----

/s/ Jerry R. Mitchell, M.D., Ph.D.     President, Chief Executive Officer and              December 9, 1999
Jerry R. Mitchell, M.D., Ph.D.         Chairman of the Board


/s/ S. Colin Neill                     Senior Vice President and Chief Financial            December 9, 1999
S. Colin Neill                         Officer

/s/ Irwin B. Eskind                    Director                                            December 9, 1999
Irwin B. Eskind

/s/ Richard J. Eskind                  Director                                            December 9, 1999
Richard J. Eskind

/s/ Edward G. Nelson                   Director                                            December 9, 1999
Edward G. Nelson

/s/ Roscoe R. Robinson, M.D.           Director                                            December 9, 1999
Roscoe R. Robinson, M.D.




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                                  EXHIBIT INDEX





 Exhibit No.                          Description of Exhibit

    4.1 Restated Certificate of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 No. 33-69568, filed with the Securities and Exchange Commission under the Securities Act of 1933, on September 29,
                        1993).

    4.2 Bylaws of the Company (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 No. 33-69568, filed with the Securities and Exchange Commission under the Securities Act of 1933, on September 29, 1993).

    4.3                 1999 Long-Term Incentive Compensation Plan

    5.1                 Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.

    23.1                Consent of Ernst & Young LLP, Independent Auditors

    23.2                Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
                        (contained in Exhibit 5.1)



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